SUB-ITEM 77Q3

AIM SELECT EQUITY FUND

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER : 811-1540
SERIES NO.: 2

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                            11,827
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                             2,070
       Class C                                             1,119
       Class Y                                                85

74V. 1  Net asset value per share (to nearest cent)
       Class A                                            $12.89
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                            $11.19
       Class C                                            $11.16
       Class Y                                            $12.90